UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

DICK'S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31463 (Commission File Number)	16-1241537 (IRS Employer Identification No.)
345 Court Street, Coraopolis, Pennsylvania (Address of principal executive offices)	15108 (Zip Code)

Registrant's telephone number, including area code: (724) 273-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On January 12, 2012, Dick's Sporting Goods, Inc. (the "Company") issued a press release narrowing its earnings guidance range and updating its consolidated same store sales outlook for the fourth quarter and full year ending January 28, 2012. A copy of the press release dated January 12, 2012 is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including the exhibit furnished pursuant to Item 9.01, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, the information in Item 7.01, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 8.01. OTHER EVENTS

On January 11, 2012, the Company's Board of Directors authorized a share repurchase program of up to $200 million of the Company's common stock over the next 12 months. The Company will finance the repurchases from cash on hand. The repurchases, which may be made in privately-negotiated transactions or in the open market as permitted by Securities Exchange Act Rule 10b-18, including pursuant to a Securities Exchange Act Rule 10b5-1 repurchase plan, could begin immediately and may occur from time-to-time in the future. The Company may suspend or discontinue the repurchase program at any time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.	The following exhibits are being furnished with this Current Report on Form 8-K:
Exhibit No.	Description
99.1	Press Release of the Company dated January 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: January 12, 2012 By: /S/ TIMOTHY E. KULLMAN
Name: Timothy E. Kullman
Title: EVP - Finance, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company dated January 12, 2012